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[LOGO] FRIENDS
       IVORY & SIME                  CODE OF ETHICS & INSIDER TRADING POLICIES
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                                CODE OF ETHICS &
                            INSIDER TRADING POLICIES







                                DECEMBER 31, 1999

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
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TABLE OF CONTENTS                                               PAGE

REFERENCE
I.     GENERAL POLICY                                             3

II.    CODE OF ETHICS

       A.     GENERAL PURPOSE                                     4
       B.     EMPLOYEE CATEGORIES                                 4-5
       C.     PERSONAL DEALING RESTRICTIONS                       5-6
       D.     PRE-CLEARANCE OF COVERED SECURITIES TRANSACTIONS    6-7
       E.     REPORTING REQUIREMENTS                              7-9
       F.     OUTSIDE BUSINESS ACTIVITIES                         9
       G.     GIFTS AND ENTERTAINMENT                             9
       H.     DETECTION AND REPORTING OF VIOLATIONS               10
       I.     VIOLATIONS OF THE CODE OF ETHICS                    10
       J.     CONFIDENTIAL TREATMENT                              10-11
       K.     REPORTS TO DIRECTORS                                11
       L.     ANNUAL REPORTS                                      12
       M.     DEFINITIONS                                         12

III.   INSIDER TRADING POLICY

       A.     POLICY STATEMENT                                    12-13
       B.     APPLICATIONS                                        13
       C.     INSIDER (DEFINITION)                                13
       D.     MATERIAL INFORMATION (DEFINITION)                   14-15
       E.     NON-PUBLIC INFORMATION (DEFINITION)                 15
       F.     INFORMATION PROVIDED IN CONFIDENCE                  15-16
       G.     INFORMATION DISCLOSED IN BREACH OF DUTY             16
       H.     IDENTIFYING MATERIAL INFORMATION                    16
       I.     PENALITIES FOR INSIDER TRADING                      17


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
       J.     PROCEDURES TO IMPLEMENT FIRM POLICY                17-19
       K.     CONFIDENTIALITY                                    19

IV.     APPENDICES

              I - PRE-CLEARANCE FORM                             20
              II - ACCOUNT DISCLOSURE FORM                       21
              III - QUARTERLY DISCLOSURE FORM                    22
              IV - HOLDINGS REPORT FORM                          23
              V- COMPLIANCE CERTIFICATION FORM                   24
              VI - OUTSIDE AFFILIATION FORM                      25

I.  GENERAL POLICY

Friends Ivory & Sime plc is a listed company operating globally in the financial services market place. It is therefore fundamental that the firm not only adopts the best market practices for itself and its subsidiaries, but also that its operational and organizational structures are such that it can clearly demonstrate compliance with the relevant codes, rules and laws in terms of the operation of its business and is achieving a proper standard of protection for investors.

Friends Ivory & Sime, Inc., ("FIS"), the North American subsidiary of Friends Ivory & Sime plc, is an investment adviser, and/or trustee of investment companies, collective investment trusts, investment partnerships, and asset management accounts (jointly "Investment Vehicles"). As an investment adviser, FIS is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics and Insider Trading Policy (jointly "Code") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions of certain FIS employees operating in U.S. jurisdictions.

FIS has a highly ethical business culture and expects that all employees will conduct any personal securities transactions consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an employee invests for his or her own account, conflicts of interest may arise between a client's and the employee's interest. Such conflicts may include using an employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for an employee's own portfolio, or front-running, which occurs when an employee trades in his or her personal account before making client transactions. As a fiduciary, FIS owes a duty of loyalty to clients which requires that an employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, FIS employees must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Certain employees outside the United States are subject to this Policy and the applicable laws of the jurisdictions in which they are located. These laws may differ substantially from U.S. law and may subject employees to additional requirements. In addition, employees of the Advisor may be subject to policies and procedures supplementary on to this Code, which have been created by or on behalf of Friends Ivory & Sime plc. This Code shall not supersede any such policies or procedures established by Friends Ivory & Sime plc. To the extent any particular portion of the Policy is inconsistent with foreign law not included herein or within the firm's Compliance Manual, employees should consult their designated Compliance Officer or the Compliance Department at FIS' New York facility.


II.      CODE OF ETHICS
         EFFECTIVE DECEMBER 30TH,1999

A.       GENERAL PURPOSE

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This Code Of Ethics ("The Code") has been adopted by Friends Ivory & Sime, Inc.
("FIS") and the boards of directors of the Funds managed by FIS, pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940 (the "Company Act"), as amended, and Rule 17j-1 thereunder. Rule 17j-1 under the "Company Act" requires that every investment company adopt a code of ethics regarding personal investment activities of individuals having access to information about portfolio transactions of the investment company, and Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisor's Act") requires that investment advisers keep certain records, which must be available for inspection by representatives of the Securities and Exchange Commission (the "SEC"), regarding personal activities of advisory personnel.

Those provisions of the US Securities laws were adopted to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Employees, as covered in the following categories, will be subject to pre-clearance and reporting requirements based on their responsibilities within FIS and accessibility to certain information:

B.       EMPLOYEE CATEGORIES

ACCESS PERSON
Any director, officer or employee of FIS who, in connection with his/her ongoing responsibilities, makes, participates in, or obtains any information regarding the purchase or sale of securities for Advisory clients.

DISINTERESTED DIRECTOR
Any Director of a Fund listed on Schedule A who is not an "interested" person of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act. An interested person is in the position to influence the operations of an Advisory Client.

INVESTMENT PERSON
Any director, officer or employee of FIS who directly oversees the performance of any FIS Investment Vehicles for which FIS acts as investment advisor or sub-advisor, who executes or helps execute portfolio transactions for any such Investment Vehicle, or who obtains any information regarding the purchase or sale of an Investment Vehicle's securities.

PORTFOLIO MANAGER (PM)
Any director, officer or employee entrusted with direct responsibility and authority to make investment decisions affecting one or more client portfolios.

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REGISTERED REPRESENTATIVE (RR)
Any director, officer or employee who is registered with the National Association of Securities Dealers as a registered representative (Series 6, 7 or 63), a registered principal (Series 24 or 26) or an investment representative (Series 65), regardless of job title or responsibilities.

NON-ACCESS PERSON
Any director, officer or employee who does not fall within the definitions above as deemed by the Compliance Officer.

C.       PERSONAL DEALING RESTRICTIONS

When buying or selling securities, FIS employees may not employ any device, scheme or artifice to defraud, mislead, or manipulate any fund or investment client.

ACCESS PERSONS, INVESTMENT PERSONS, PMS, AND RRS:

1. may NOT purchase or sell, directly or indirectly, any Covered Security WITHIN 7 DAYS before or after the time that the same (or a related) Security is being purchased or sold by any Investment Vehicle for which FIS is acting for on behalf of Advisory clients. In addition, FIS will consider an additional prohibition on purchase or sale of a security within so-called "blackout" period where appropriate. Transactions in the securities of certain large companies (market capitalization of $1 Billion or larger) and exchange-traded index options will be approved under normal circumstances;

2. may NOT profit from the purchase & sale or sale & purchase of a Covered Security WITHIN 30 DAYS of acquiring or disposing of Beneficial Ownership of that Covered Security. This prohibition does not apply to transaction resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. government securities;

3. may NOT sell short, nor purchase where there are insufficient funds for settlement;

4. may not deal in futures, options or contracts for differences, including spread betting on financial indices. (In exceptional circumstances, Rules 2, 3, and 4 may be waived in writing by the Chief Executive);

5.   may NOT participate in Initial Public Offerings (IPOs);

6. may NOT purchase, sell, or recommend the purchase or sale of any Covered Security if he or she has previously acquired an interest in securities issued by an issuer in a PRIVATE PLACEMENT transaction. Investment Persons must receive prior written approval from the Compliance Department before acquiring securities in a private placement;

7. may NOT receive any gift of more than de minimus value (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle. Notwithstanding, FIS employees may attend business meals, sporting events and other entertainment events at the expense of a giver so long as the expense is reasonable. A cash payment of any kind is prohibited.

8. may NOT serve on the board of directors of any publicly traded company.

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D.       PRE-CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS

     1.  ACCESS PERSONS, INVESTMENT PERSONS, PMS, AND RRS:

- must PRE-CLEAR each proposed Covered Securities transaction with Compliance or the designated Compliance Officer for Accounts held in their names OR in the names of others in which they hold a Beneficial Ownership interest.
- NO Covered Securities transactions may be effected without the prior written approval of Compliance or the designated Compliance Officer.

     2.  DIS-INTERESTED DIRECTORS AND NON-ACCESS PERSONS:

- must pre-clear transactions ONLY IF the Associate knows or should know at the time of the transaction that, during the period immediately preceding or following the transaction, the Covered Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle.

     3.  TRANSACTIONS NOT REQUIRING PRE-CLEARANCE

-    Transactions in NON-AFFILIATED open-end mutual funds;

-    Acquisitions of Covered Securities through gifts or bequests;

- Purchases which are part of an automatic DIVIDEND REINVESTMENT plan or automatic EMPLOYEE STOCK PURCHASE plans;

- Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer;

- Purchases or sales over which the Access, Investment Person, PM or RR has NO direct or indirect influence or control;

- Purchases, sales or other acquisitions of Covered Securities which are not DIRECTED by the Access, Investment or Portfolio Person, or any Investment Vehicle, such as Discretionary Account trades made by purchases or sales resulting from exercise of puts or calls written by the Access, Investment or Portfolio Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions.


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     4.  PRE-CLEARANCE PROCEDURES:

- All requests for pre-clearance of Covered Securities transactions must be submitted to Compliance or the designated Compliance Officer by completing the Personal Dealing Form (attached AS APPENDIX I). In addition, detailed E-Mail and telephone requests can be submitted, however, a Personal Dealing Form must ultimately be completed by the employee.

- Compliance or the designated Compliance Officer will notify the employee whether the request is approved or denied in person, by telephone or email. A signed copy of each Personal Dealing form will be maintained by the Compliance Officer.

- Pre-clearance authorization is valid for 7 DAYS. Transactions, which are not completed within this period, must be resubmitted with an explanation why the previous pre-cleared transaction was not completed.

- Compliance or the designated Compliance Officer will maintain personal dealing records for 6 years.

E.       REPORTING REQUIREMENTS

     1.  DUPLICATE BROKERAGE STATEMENTS [ALL EMPLOYEES]

- All Employees are required to instruct their broker/dealers to send DUPLICATE brokerage confirmations/statements to the following address:

         COMPLIANCE DEPARTMENT
         FRIENDS IVORY & SIME, INC.
         ONE WORLD TRADE CENTER
         SUITE 2101
         NYC  10048-0080.

- Statements must be filed for all Accounts (including those in which employees have a Beneficial Ownership interest), EXCEPT those that trade exclusively in non-affiliated, open-ended mutual funds, and/or government securities (see APPENDIX II - ACCOUNT DISCLOSURE);

- Failure of a broker-dealer to send duplicate statements will not excuse an Employee's violation of this Section, unless the Employee demonstrates that he or she took every reasonable step to monitor the broker-dealer's compliance.

If no such duplicate statement can be supplied, the Employee can obtain a special report form from Compliance or the designated Compliance Officer.

     2.  QUARTERLY REPORT OF COVERED SECURITIES TRANSACTIONS [ALL EMPLOYEES]

All employees must submit QUARTERLY reports that indicate the purchases and/or sales of securities in which such persons have a direct or Beneficial Ownership interest (SEE APPENDIX III - QUARTERLY TRANSACTION REPORT). The report will be provided to all employees before the end of each quarter by Compliance or the designated Compliance Officer and must be completed and returned NO LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

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The following information must be provided on the report:

-    Transaction date, name and ticker symbol of security;

-    Designation of purchase, sale or other acquisition or disposition;

-    Share amount, transaction price; principal amount of each transaction;

- The name and account number of the broker, dealer or bank through whom the transaction was effected.

- Indication if there were any material gifts received or new brokerage accounts opened during the period (Broker Name and Account Opening date required).

     3.  INITIAL/ANNUAL  REPORT OF SECURITIES HOLDINGS [ALL EMPLOYEES]

- Within 10 days of receipt of this Code and on an annual basis thereafter, Investment and Portfolio Persons must submit to Compliance or the designated Compliance Officer a list of all securities subject to this Code in which they presently have any direct or indirect Beneficial Ownership interest (SEE APPENDIX IV - COVERED SECURITIES HOLDINGS REPORT).

     The following information must be included:

     -Security Name
     -Share Amount
     -Principal Amount

- Annual reports must be returned to Compliance or the designated Compliance Officer WITHIN 30 DAYS after the end of the CALENDAR YEAR.

     4.  ANNUAL CERTIFICATION OF COMPLIANCE [ALL EMPLOYEES]

All employees will be required to certify annually that they:

-    have read the Code of Ethics;
-    understand the Code of Ethics,
-    complied with the Code of Ethics.

Compliance or the designated Compliance Officer will send out forms (ATTACHED AS APPENDIX V - COMPLIANCE CERTIFICATION) to all employees which must be completed and returned WITHIN 30 DAYS after the end of the calendar-year.


F. OUTSIDE BUSINESS ACTIVITIES (INC. SERVICE AS A DIRECTOR OF A PUBLICLY TRADED ENTITY)

Unless you are a DIS-INTERESTED DIRECTOR OR NON-ACCESS PERSON, all outside business activities, including service as a partner, officer, director, owner or trustee, must receive the prior written approval of your Regional Compliance Officer by completing the form attached as APPENDIX VI - OUTSIDE AFFILIATIONS .
NOTE: Service as a partner, officer, director, owner or trustee of a non-profit organization as a volunteer and without compensation, for example, on the board of a school, hospital or social organization, does NOT require approval if there are no points of conflict.

If you are, at minimum an INVESTMENT PERSON, you are prohibited from serving on the board of directors or other governing board of a publicly traded entity, except with prior written authorization from your Regional Compliance Officer. In considering such authorization, the Regional Compliance Officer should consult with the Compliance Director concerning the imposition of appropriate procedures to prevent the misuse of material non-public information which may be acquired through board service, and other procedures or investment restrictions which may be required to prevent actual or potential conflicts of interest.

G.    GIFTS AND ENTERTAINMENT

Unless you are a Disinterested Director, you are not allowed to accept any opportunity, gift, gratuity or other thing of more than de-minimus value (currently$100) that was either received from or given to any person or entity that does business, or desires to do business with the Adviser directly or on behalf of an Advisory Client. Notwithstanding, you may attend business meals, sporting events and other entertainment events at the expense of a giver so long as the expense is reasonable. A cash payment in any amount is prohibited.

H.   DETECTION AND REPORTING OF CODE VIOLATIONS

The Compliance Department or the designated Compliance Officer will regularly:

- review the trading activity reports or duplicate statements filed by Employees, focusing on patterns of personal trading-,

-    review the trading activity of Investment Vehicles;

- prepare a written quarterly report to FIS management and/or the Board of Directors of the Investment Vehicles outlining any violations of the Code together with recommendations for the appropriate penalties.

I.       VIOLATIONS OF THE CODE OF ETHICS

     1.  PENALTIES:

Employees who violate the Code of Ethics may be subject to serious penalties that can include:

-   written warning;
-   reversal of securities transaction;
-   restriction on trading privileges;
-   disgorgement of trading profits;
-   fine;
- suspension or termination of employment and/or referral to regulatory or law enforcement agencies.

     2.  PENALTY FACTORS:

Factors which may be considered in determining an appropriate penalty include, but are not limited to:

-
-   damage to clients;
-   the frequency of occurrence;
- the degree of personal benefit to the employee; - the degree of conflict of interest; - the extent of unjust enrichment,
- evidence of fraud, violation of law, or reckless disregard of a regulatory requirement
-   the level of accurate, honest and timely cooperation from the employee.

J.    CONFIDENTIAL TREATMENT

Compliance or the designated Compliance Officer will use their best efforts to assure that all requests for pre-clearance, all personal securities transaction reports and all reports for securities holding are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within and outside FIS as are necessary to evaluate compliance with or sanctions under this Code.

K.    REPORTS TO DIRECTORS

The directors of the Adviser and the directors of the Friends Ivory Funds will be informed on a timely basis of each significant remedial action taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

L.    ANNUAL REPORTS

Management of the Adviser will report annually to the directors of the Adviser and the directors of each Fund listed on Schedule A with regard to efforts to ensure compliance by the directors, officers and employees of the Adviser with their fiduciary obligations to our Advisory Clients.

The annual report will, at a minimum:

- Summarize existing procedures regarding personal Securities transactions, and any changes in such procedures during the prior year;
- Summarize the violations of this Code, if any, which resulted in significant remedial action during the prior year; and

- Describe any recommended changes in existing procedures or restrictions based upon experience with this Code, evolving industry practices, or developments in applicable laws or regulations.

M.    DEFINITIONS

1. ACCOUNT - a securities trading account held by an Employee and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee of from which the Employee benefits directly or indirectly; any partnership (general, limited or otherwise) of which the Employee is a general partner or a principal of the 'general partner; and any other account over which the Employee exercises investment discretion.

2. BENEFICIAL OWNERSHIP - Security ownership in which a person has a direct or indirect pecuniary interest. Generally, an employee will be regarded as a beneficial owner of Securities that are held in the name of-

-   a spouse or domestic partner;
-   a minor child;
-   a relative who resides in the employee's household;
- any other person IF: (a) the employee obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the employee can obtain title to the securities now or in the future.

3. INITIAL PUBLIC OFFERING (IPO) - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

4. PURCHASE OR SALE OF A COVERED SECURITY - includes the writing of an option to purchase of sell a covered security.

5. COVERED SECURITY - includes notes, bonds, stocks (including closed-end funds), convertibles, preferreds, options on securities, warrants and rights.

The following are NOT designated a "Covered Security":

-   U.S. Government Issues or any Government Agency Issues;
-   Bankers' acceptances;
-   Bank certificates of deposit;
-   Commercial paper;
-   Non-affiliated, open-end mutual funds.

III.  INSIDER TRADING POLICY AND PROCEDURES

A.    POLICY STATEMENT ON INSIDER TRADING

Friends Ivory & Sime, Inc. forbids any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by the Company) on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading".

The term "insider trading" is not defined in the securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

- trading by an insider, while in possession of material non-public information;
- trading by a non-insider, while in possession of material non-public information, where the information was misappropriated or disclosed to the non-insider in violation of an insider's duty to keep it confidential; or
- communicating material non-public information to others in breach of a fiduciary duty.

This Policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement, and acknowledge its receipt by signing the attached Acknowledgment Form.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

B.    TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this policy applies to securities transactions by:

    -    the Covered Person's spouse or common-law partner;
    -    the Covered Person's minor children;
    -    any other relatives living in the Covered Person's household;
    - a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
    -    a trust as to which the Covered Person is a trustee;
    -    a revocable trust as to which the Covered Person is a settler;
    - a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
    - a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

C.       WHO IS AN INSIDER?

         The Concept of "insider" is broad. It includes officers and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, FIS, Inc. may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

D.       WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

    -    dividend or earnings expectations;
    -    write-downs or write-offs of assets;
    -    additions to reserves for bad debts or contingent liabilities;
    -    expansion or curtailment of company or major division operations;
    - proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out;
    -    new products or services;
    -    exploratory, discovery or research developments;
    -    criminal indictments, civil litigation or government investigations;
    - disputes with major suppliers or customers or significant changes in the relationships with such parties;
    -    labor disputes including strikes or lockouts;
    -    substantial changes in accounting methods;
    -    major litigation developments;
    -    major personnel changes;
    -    debt service or liquidity problems;
    -    bankruptcy or insolvency;
    -    extraordinary management developments;
    -    public offerings or private sales of debt or equity securities;
    -    calls, redemptions or purchases of a company's own stock;
    -    issuer tender offers; or
    -    recapitalizations.

NOTE: THE ABOVE LIST OF EXAMPLES IS NON EXHAUSTIVE. IF IN QUESTION AS TO WHETHER INFORMATION IS "MATERIAL", THE REGIONAL COMPLIANCE OFFICER SHOULD BE CONSULTED.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in CARPENTER v. U.S. 108 U.S. 316 (1987), the Supreme Court consider as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

E.       WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material," it must be "NON-PUBLIC." "Non-public" information is information which has generally not been made available to investors. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal or the New York Times) or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors, even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until 24 hours after public disclosure.

Material non-pubic information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

F. INFORMATION PROVIDED IN CONFIDENCE. Occasionally, one or more directors, officers, or employees of the Company may become temporary "insiders" because of a fiduciary (i.e. a person or entity to whom property is entrusted for the benefit of another) or commercial relationship.

As an "insider," the Company has a fiduciary responsibility not to breach trust of the party that has communicated the "material non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

G. INFORMATION DISCLOSED IN BREACH OF DUTY. Analysts and portfolio managers at the Company must be especially wary of "material non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a QUID PRO QUO from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social institutions, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

H.       IDENTIFYING MATERIAL INFORMATION?

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

         (i) Is the information that an investor could consider important in making his or her investment decision? Is this information that could substantially affect the market price of the securities if generally disclosed?
         (ii) To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you and the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

         (i) Report the matter immediately to the Director of Compliance or the Regional Compliance Officer;

         (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company; and

         (iii) Do not communicate the information inside or outside the Company, other than to the Director of Compliance or the Regional Compliance Officer.

After the Director of Compliance or the Regional Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

I.       PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to severe penalties even if he or she does not personally benefit from the violation. Some penalties which may be imposed include:

   -    civil injunctions;
   -    treble damages;
   -    disgorgement of profits;
   -    prison sentences;
   - fines for the persons who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
   - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

J.       PROCEDURES TO IMPLEMENT FIRM POLICY

     1.  PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

The following procedures have been established to aid the officers, directors and employees of the Company in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

- No employee, officer or director of the Company who possesses material non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material non-public information.

- No employee, officer or director of the Company who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

- No Associated Person (as such term is defined in the Company's Code of Ethics shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code of Ethics.

- Associated Persons shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

- Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors, and employees of the Company should not discuss any potentially material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

     2.  FIREWALL PROCEDURES

SURVEILLANCE AND RESTRICTED LISTS. The Regional Compliance Officer shall maintain a Surveillance List of the issuers as to which personnel of the Adviser or its affiliated entities possess material confidential information. The Director of Compliance and your Regional Compliance Officer will scrutinize all securities trading with respect to the issuers on the list, including, in particular, any matter as to which the FireWall has not prevented the passing of confidential information from one entity to another. Any unusual trading that suggests a possible breach in the FireWall or violation of the Code of Ethics or Insider Trading Policy and Procedures will be investigated further and discussed with the Legal department. Moreover, the Company, upon direction of the Director of Compliance or the Legal Department, may determine that a particular trade should be canceled or reversed, even where there has been no violation, if the transaction could nonetheless raise a possible appearance of impropriety. It is your duty to notify the Regional Compliance Officer or Director of Compliance if and when a financial, insurance, or other matter on which you are working, that is material to an issuer, becomes the subject of a public announcement. At that point, if the Company or an affiliated entity possesses, or would reasonably be perceived to possess, other material information that remains confidential, the Regional Compliance Officer will place the issuer on the Restricted List.

The placement of an issuer on the Restricted List generally restricts all trading in the securities of such issuer unless an exception is granted by the Director of Compliance. You are responsible for determining whether a security is on the Restricted List before you purchase or sell the security for your own account or the account of the Company or any of its clients. Good-till-canceled orders and limit orders for a security whose issuer is subsequently placed on the Restricted List should be canceled. If you are regularly engaged in purchasing and selling securities for the Company or its clients you will receive a copy of the Restricted List whenever it is revised. If you are employed in some other capacity with the Company, you must check with the Director of Compliance or your Regional Compliance Officer before making a purchase or sale to determine if the issuer of the security is on the Restricted List.

The fact that an issuer is on the Restricted List is confidential information and may not be communicated to anyone outside the Company. You may not attempt to learn why an issuer has been placed on the Restricted List.

K.     CONFIDENTIALITY

Care should be taken so that such information is secure. You should refrain from looking at documents containing confidential information while they are in public places. You should not see a confidential memorandum or other confidential internal document unless you have a need to know the information it contains. All such memos should be clearly labeled "Confidential" and circulated only in a sealed envelope with instructions saying that the envelope is to be opened only by the addressee. Xeroxing should be restricted: only when truly necessary, only as many copies as are truly necessary, and with care that no copies are left sitting in out trays, mail carts, copying machines, etc. You must also ensure that such documents are kept in locked drawers or file cabinets when they are not being used, and in manila folders when it is necessary to keep them on desks or in other places to which other Company personnel may readily obtain access. Special precautions need to be taken with personal computers and information systems: do not leave your station with confidential information showing on the screen, log off your PC when leaving the work space, use passwords where appropriate, and store disks in a locked container. Access to computer files containing confidential information must be restricted. Such computer files should generally be maintained in locked cabinets or desks.

Whenever possible, code names should be assigned to all actual and potential participants in any transaction in connection with which Company personnel possess or are likely to acquire confidential information. If you are working on such a transaction, you must, to the extent practicable, use these code names on all drafts, documents, and internal memoranda pertaining to the transaction, as well as in all discussions concerning the transaction that could be overheard.

L.       RESOLVING ISSUES CONCERNING INSIDER TRADING

The securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to the propriety of any action, you should contact the Director of Compliance or Regional Compliance Officer. Until advised to the contrary by the Director of Compliance or Regional Compliance Officer, you should assume that the information is material and non-public and you should NOT trade in the securities or disclose this information to anyone.

EACH EMPLOYEE SUBJECT TO THIS POLICY MUST READ AND RETAIN A COPY AND AGREE TO ABIDE BY ITS TERMS AS EVIDENCED BY COMPLETION OF THE ATTACHED ACKNOWLEDGEMENT FORM - (SEE APPENDIX V - COMPLIANCE CERTIFICATION). FAILURE TO COMPLY WITH THE PROVISIONS OF THIS POLICY MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO DISGORGING OF PROFITS, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.





                            SECTION IV. - APPENDICES

PRE-CLEARANCE FORM                                   APPENDIX I


Employee Name (Print): ________________________________  Date:____________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
I understand that approval for the following transactions is valid for 7 DAYS, after which I must seek re-approval with an explanation. Confirmation of this trade(s) will be provided to the Compliance Department.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
B/S  Issue Name Symbol Shares  Price Prin. Amt.  Mkt./Lmt. Bkr/Acct., Trd. Date
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

To ensure full disclosure in compliance with SEC Rule 17j-1, please check Yes or No and provide a complete explanation, where appropriate, in an attachment to the Report:

Yes / / Is Compliance set up to receive confirmations/statements for the No / / brokerage accounts listed above?


Yes / / Are any of the securities listed above "Private Placement" transactions? No / /

Employee Signature ________________________________      Date _____________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      "FOR COMPLIANCE DEPARTMENT USE ONLY"

Firm Activity     Yes/  /       No /  /

Comments____________________________

Signature    _____________________________________      Date _____________
Compliance  Officer
-------------------------------------------------------------------------------
NOTE: Any transactions in US Treasuries, US Agencies, Banker's Acceptances, Repos, Commercial Paper, Bank C..D.s, and Non-Affiliated, Open-ended Mutual Funds are NOT APPLICABLE.

ACCOUNT DISCLOSURE FORM                     APPENDIX II


Employee Name (Print): _____________________________  Date: ______________

-------------------------------------------------------------------------------

YES  /  /   I presently maintain an investment account(s) registered in one or more of the following (If Yes, check all applicable boxes and list accounts below):

            /  /   my name or in a joint arrangement with another individual;
            /  /   the name of my spouse;
            /  /   the name of a minor child;
            /  /   any other immediate family member;

YES  /  /   I presently have a beneficial interest, share in the
            profits, or exercise discretionary authority for an investment account (s).
            (If Yes, list accounts below)

NOTE: Accounts in affiliated funds/collective investment schemes are required to be reported.

-------------------------------------------------------------------------------
ACCOUNT NAME               ACCOUNT NUMBER               BROKER NAME

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Yes /  /  Has each broker been instructed to provide the firm with duplicate
No  /  /  confirmations and statements?

NO / / I do not maintain any brokerage relationships reportable under this Code.

Employee Signature  _________________________________________    Date _________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      "FOR COMPLIANCE DEPARTMENT USE ONLY"


Signature     ________________________________   Date _____________
                     Compliance  Officer
-------------------------------------------------------------------------------

QUARTERLY TRANSACTION REPORT                                  APPENDIX III

Employee Name (Print): _______________________     Date: _________ Q 1 2 3 4

-------------------------------------------------------------------------------
          ---------------------------------------------------------------------
NO  /  /  There were no transactions in securities subject to FIS reporting requirements effected by me or on my behalf during the quarter.
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
YES /  /  I hereby confirm that the following transactions represent all activity in Covered Securities in which I had, or acquired beneficial ownership, and which must be reported pursuant to the FIS Code of
          Ethics:
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
          B/S  Issue Name  Symbol  T/D  Shares  Price  Broker

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
To ensure full disclosure in compliance with SEC Rule 17j-1, please check Yes or No and provide a complete explanation of all "YES" answers in an attachment to the Report:

Yes /  /   Have you opened any new brokerage accounts during the previous quarter?
No  /  /   Broker Name______________________       Date Opened______________

Yes /  /   Have you purchased or received as a gift, any Securities from a
No  /  /   friend or relative during the previous quarter which are not above?


Yes /  /   Did you receive any gift of more than de minimus value ($100) during
No  /  /   the previous quarter?


DUE DATE:  No Later than 10 CALENDAR DAYS after the end of the quarter.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Employee Signature: _________________________________         Date: _________
-------------------------------------------------------------------------------

Note: Any transactions in US Treasuries, US Agencies, Banker's Acceptances, Repos, Commercial Paper, Bank C..D.s, and Non-Affiliated, Open-ended Mutual Funds are NOT APPLICABLE.

SECURITIES HOLDINGS REPORT                  APPENDIX IV

Employee Name (Print): _____________________________      Date : _________

------------------------------------------------------------------------------
         ---------------------------------------------------------------------
NO  / /  I have NO Covered Securities holdings that are subject to FIS Code Of
         Ethics initial and annual reporting requirements.
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------
YES / / I hereby confirm the following items represent all holdings in Covered Securities in which I have direct or indirect beneficial ownership, and which must be reported pursuant to the FIS Code of Ethics:
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
         Issue Name     Symbol    Shares    Ownership Type     Broker

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
NOTE: In lieu of listing all securities holdings, copies of brokerage statements may be submitted in an attachment to this Report.

Please check ONE of the following selections:

    / /  INITIAL listing of securities holdings.

DUE DATE:  NO LATER THAN 10 CALENDAR DAYS AFTER RECEIPT OF CODE.

   / /   ANNUAL listing of securities holdings.

DUE DATE:  NO LATER THAN 30 CALENDAR DAYS AFTER YEAR-END.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Employee Signature: ________________________________        Date: __________
-------------------------------------------------------------------------------

Note: Any holdings in US Treasuries, US Agencies, Banker's Acceptances, Repos, Commercial Paper, Bank C..D.s, and Non-Affiliated, Open-ended Mutual Funds are NOT APPLICABLE.

COMPLIANCE CERTIFICATION                    APPENDIX V

Employee Name (Print): _________________________________      Date : _________

------------------------------------------------------------------------------
         ---------------------------------------------------------------------
YES /  / I hereby declare that I have complied with the terms of the FIS Code
         Of Ethics & Insider Trading Policies.
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------
YES /  / I hereby acknowledge that I have read and understand the FIS Code of
         Ethics & Insider Trading Policies., and recognize that I am subject thereto.
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
YES /  / I hereby declare that I have complied with the terms of the FIS Code
         Of Ethics & Insider Trading Policies.
         ---------------------------------------------------------------------

Please check ONE of the following selections:

         /  /   INITIAL Compliance Certification.

DUE DATE:      NO LATER THAN 10 CALENDAR DAYS AFTER RECEIPT OF CODE.

         /  /   ANNUAL Compliance Certification.

DUE DATE:      NO LATER THAN 30 CALENDAR DAYS AFTER YEAR- END.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Employee Signature: __________________________________        Date: _________
-------------------------------------------------------------------------------

OUTSIDE BUSINESS ACTIVITY                   APPENDIX VI

Employee Name (Print): ____________________________      Date: ______________

------------------------------------------------------------------------------
                       -------------------------------------------------------

Name of Organization
                       -------------------------------------------------------

                       -------------------------------------------------------
Title
                       -------------------------------------------------------

                       -------------------------------------------------------
Description of Service




                       -------------------------------------------------------

                       -------------------------------------------------------
Time Required
                       -------------------------------------------------------


                       -------------------------------------------------------
Description of
Relationship
With Advisor
(if any):
                       -------------------------------------------------------


Compensation           Yes    /  /                 No   /  /

Compensation Amount   _______________________

Employee Signature  ___________________________________        Date ________
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                      "FOR COMPLIANCE DEPARTMENT USE ONLY"

Signature     ___________________________________________    Date ________
Compliance  Officer
------------------------------------------------------------------------------

NOTE: Volunteer service (without compensation) as a partner, officer, director, owner or trustee of a non-profit organization, i.e., on the board of a school, hospital or social organization, does NOT require approval if there are no points of conflict.